Exhibit 3.1

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TALARIS THERAPEUTICS, INC.

Talaris Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Talaris Therapeutics, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 30, 2018 (the “Original Certificate”). The name under which the Corporation filed the Original Certificate was Regenerex LLC. The Corporation filed a Certificate of Conversion along with a Certificate of Incorporation converting from a limited liability company to a corporation under the name of Regenerex, Inc. on October 30, 2018. The Corporation filed an Amended and Restated Certificate of Incorporation under the name Regenerex, Inc. on November 1, 2018. The name of the Corporation was further changed to Talaris Therapeutics, Inc. on March 6, 2019.

2. This Third Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the Second Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on September 22, 2020 (the “Amended and Restated Certificate”), and was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

3. The text of the Amended and Restated Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

4. That upon effectiveness of this Certificate, all outstanding and issued Class A Common Stock (as defined in the Original Certificate) and Class B Common Stock (as defined in the Original Certificate) shall be automatically designated and reclassified as Voting Common Stock (as defined herein) and Non-Voting Common Stock (as defined herein), respectively.

ARTICLE I

The name of the Corporation is Talaris Therapeutics, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Sixty Million (160,000,000), of which (i) one hundred and forty million (140,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Voting Common Stock”), (ii) ten million (10,000,000) shares shall be a class designated as non-voting common stock, par value $0.0001 per share (the “Non-

Voting Common Stock”) and (iii) Ten Million (10,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”). Any reference to “Common Stock” in this Certificate shall refer to Voting Common Stock and Non-Voting Common Stock, collectively. Any reference to “Common Stock” issued by the Corporation pursuant to any contract, agreement or otherwise to which the Corporation is a party, whether before or after the date of filing of this Certificate, shall refer to Voting Common Stock, unless specific reference is made to Non-Voting Common Stock; provided, however, that this sentence shall not alter or affect the rights of the Non-Voting Common Stock hereunder.

Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of the class of Voting Common Stock, Non-Voting Common Stock or Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon without a separate class vote irrespective of the provisions of Section 242(b)(2) of the DGCL.

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

A. COMMON STOCK

Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Certificate (or in any certificate of designations of any series of Undesignated Preferred Stock):

(a) the holders of the Voting Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring, or that are submitted by the Corporation for, stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Voting Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series of Undesignated Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL; provided, further, that the holders of the Non-Voting Common Stock (i) shall not be entitled to vote on any matter except as may be required by law (or as provided in Article IX below) and (ii) shall not be entitled to vote on the election of directors at any time;

(b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof;

(c) there shall be no cumulative voting;

(d) if the Corporation in any manner subdivides or combines the shares of Voting Common Stock, then the shares of Non-Voting Common Stock shall be subdivided or combined in the same proportion and manner, and if the Corporation in any manner subdivides or combines the shares of Non-Voting Common Stock, then the shares of Voting Common Stock shall be subdivided or combined in the same proportion and manner;

(e) all Common Stock shall rank equally, and share ratably, in any distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary; and

(f) for the avoidance of doubt, except as expressly set forth in this Article IV.A (with respect to voting power only), in Article IV.B, and in Article IX (with respect to amendment, modification or waiver of certain provisions), the Non-Voting Common Stock shall have the same rights of, and be identical in all respects and as to all matters to, the Voting Common Stock, including in connection with any merger or consolidation of the Corporation.

B. NON-VOTING COMMON STOCK

(a) Each holder of shares of Non-Voting Common Stock shall have the right to convert each share of Non-Voting Common Stock held by such holder into one (1) share of Voting Common Stock at such holder’s election by providing written notice to the Corporation; provided, however, that such shares of Non-Voting Common Stock may only be converted into shares of Voting Common Stock to the extent that, as a result of such conversion, such conversion would not result in the holder(s) thereof beneficially owning (for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”)), when aggregated with affiliates with whom such holder is required to aggregate beneficial ownership for purposes of Section 13(d) of the Exchange Act (collectively, the “Related Holders”), in excess of the Beneficial Ownership Limitation. For avoidance of doubt, in the event that the Related Holders beneficially own in the aggregate, directly or indirectly, shares of Voting Common Stock in excess of the Beneficial Ownership Limitation without taking account the conversion of Non-Voting Common Stock, then none of the Non-Voting Common Stock held by such Related Holders shall be convertible into Voting Common Stock until such time as such Related Holders no longer beneficially own in the aggregate, directly or indirectly, shares of Voting Common Stock in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” means initially 9.9 % of the Voting Common Stock. Any holder of Non-Voting Common Stock may elect to increase the Beneficial Ownership Limitation applicable to such holder (and only such holder and its Related Holders) upon 61 days’ prior written notice of such election to the Corporation and may decrease the Beneficial Ownership Limitation applicable to such holder (and only such holder and its Related Holders) at any time upon providing written notice of such election to the Corporation; provided, however, that no holder may make such an election to change the Beneficial Ownership Limitation applicable to such holder unless all holders managed by the same investment advisor as such electing holder make the same election.

(b) A converting holder’s acquisition of the shares of Voting Common Stock pursuant to the election provided for in such holder’s conversion notice under this Article IV, Section B shall not result in Related Holders becoming in the aggregate, directly or indirectly, the beneficial owner of shares of Voting Common Stock that exceed the Beneficial Ownership Limitation, and any Voting Common Stock to which the converting holder would be otherwise entitled but for the Beneficial Ownership Limitation will remain Non-Voting Common Stock. Any purported delivery of shares of Voting Common Stock upon conversion of Non-Voting Common Stock shall be void ab initio and shall have no effect to the extent (but only to the extent) that such delivery would result in the Related Holders becoming in the aggregate, directly or indirectly, the beneficial owner of shares of Voting Common Stock that exceed the Beneficial Ownership Limitation. Any conversion of Non-Voting Common Stock into Voting Common Stock shall be deemed to have been made immediately prior to the close of business on the date of the written conversion notice, and the person or persons entitled to receive the shares of Voting Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Voting Common Stock as of such date and time. Each share of Non-Voting Common Stock that is converted pursuant to this Article IV, Section B shall be retired by the Corporation and shall not be reissued. Within two (2) business days of any written request by a holder of Non-Voting Common Stock, the Corporation shall inform such holder in writing of the then current number of outstanding shares of Voting Common Stock and Non-Voting Common Stock.

(c) Any shares of Non-Voting Common Stock shall be converted into a corresponding number of fully paid and nonassessable shares of Voting Common Stock immediately upon request following a Non-Affiliate Transfer. A “Non-Affiliate Transfer” shall mean a transfer of shares of Non-Voting Common Stock to any person that is not an affiliate of a holder of the Non-Voting Common Stock immediately following the issuance thereof. The Corporation shall, upon the request of each such holder and a certification from such transferee holder of such holder’s non-affiliation with the original holder of such Non-Voting Common Stock, issue and deliver to such holder new certificates (unless shares of Voting Common Stock are then maintained in book-entry form) representing such non-affiliate holder’s shares of Voting Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such request and certification, and the person or persons entitled to receive the shares of Voting Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Voting Common Stock as of such date and time. Each share of Non-Voting Common Stock that is converted pursuant to this section shall be retired by the Corporation and shall not be reissued.

C. UNDESIGNATED PREFERRED STOCK

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide by resolution or resolutions for, out of the unissued shares of Undesignated Preferred Stock, the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate of designations pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof, all to the fullest extent now or hereafter permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of each such series of Undesignated Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Undesignated Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Undesignated Preferred Stock to the extent permitted by law.

ARTICLE V

STOCKHOLDER ACTION

1. Action without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2. Election of Directors. Election of Directors need not be by written ballot unless the Second Amended and Restated Bylaws of the Corporation (as the same may hereafter be amended and/or restated, the “Bylaws”) shall so provide.

3. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes The initial Class I Directors of the Corporation shall be Francois Nader, Scott Requadt, and Mark McDade; the initial Class II Directors of the Corporation shall be Nicholas Galakatos, Suzanne Ildstad, and Sandip Agarwala; and the initial Class III Directors of the Corporation shall be Sapna Srivastava, Gaurav Shah and Geoff MacKay. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2022, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2023, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2024. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable to such series.

4. Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI, Section 3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5. Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only for cause and (ii) only by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of Directors. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

ARTICLE VII

LIMITATION OF LIABILITY

To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.

ARTICLE VIII

AMENDMENT OF BYLAWS

1. Amendment by Directors. Except as otherwise provided by law, the Bylaws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

2. Amendment by Stockholders. Except as otherwise provided therein, the Bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

If any provision of this Certificate becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Certificate, and the court will replace such illegal, void or unenforceable provision of this Certificate with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Certificate shall be enforceable in accordance with its terms.

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Except as otherwise required by this Certificate or by law, whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Certificate, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class (for clarification, the holders of Non-Voting Common Stock are not entitled to vote in the election of directors and should not be included in the calculation of such voting power), at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that (a) the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class (for clarification, the holders of Non-Voting Common Stock are not entitled to vote in the election of directors and should not be included in the calculation of such voting power), shall be required to amend or repeal any provision of (i) Article V, Section 1, (ii) Article VI, Section 3, (iii) Article VII or (iv) this proviso (a) of Article IX; and (b) neither (i) subparagraphs (a) (final proviso only), (d) or (f) of Article IV.A., nor (ii) Article IV.B. nor (iii) this proviso of Article IX shall be amended, modified or waived without the unanimous vote or, in the case of a waiver, approval of the holders of the outstanding shares Non-Voting Common Stock.

[End of Text]

THIS THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed this 11th day of May, 2021.

TALARIS THERAPEUTICS, INC.

By:	/s/ Scott Requadt
Name: Scott Requadt
Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TALARIS THERAPEUTICS, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Talaris Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Talaris Therapeutics, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 30, 2018 (the “Original Certificate”). The name under which the Corporation filed the Original Certificate was Regenerex, Inc. The Corporation filed a Certificate of Conversion along with a Certificate of Incorporation converting from a limited liability company to a corporation under the name of Regenerex, Inc. on October 30, 2018. The Corporation filed an Amended and Restated Certificate of Incorporation under the name Regenerex, Inc. on November 1, 2018. The name of the Corporation was further changed to Talaris Therapeutics, Inc. on March 6, 2019. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on September 22, 2020. A Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 11, 2021 (the “Charter”). Pursuant to Section 242 of the General Corporation Law of the State of Delaware (“DGCL”), this Certificate of Amendment (this “Amendment”) amends certain provisions of the Charter.

2. The Board of Directors of the Corporation duly adopted resolutions approving the Amendment, declaring the Amendment to be advisable and recommending for its approval by the stockholders of the Corporation at the Corporation’s special meeting of the stockholders in lieu of an annual meeting.

3. On October 17, 2023, the Corporation’s special meeting of the stockholders in lieu of an annual meeting was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the required number of shares were voted in favor of the Amendment.

4. Article IV of the Charter is hereby amended to add thereto the following:

“Effective upon filing this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Effective Time”) pursuant to Section 242 of the DGCL, each ten (10) shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall automatically without further action on the part of the Corporation or any holder of such Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of Common Stock, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). Any fractional shares resulting from the Reverse Stock Split and held by a single record stockholder shall be aggregated. No fractional shares shall be issued as a result of the Reverse Stock Split. Instead, any stockholder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split shall be entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of Common Stock multiplied by the closing trading price on The Nasdaq Stock Market LLC of a share of Common Stock on the last trading day immediately prior to the date on which the Effective Time occurs. Each certificate or book entry share that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

5. This Amendment shall become effective at 4:00 p.m. Eastern Time on October 19, 2023.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation as of October 19, 2023.

By:	/s/ Mary Kay Fenton
Name: Mary Kay Fenton Title: Chief Financial Officer and Interim Chief Executive Officer and President

CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TALARIS THERAPEUTICS, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Talaris Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Talaris Therapeutics, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 30, 2018 (the “Original Certificate”). The name under which the Corporation filed the Original Certificate was Regenerex, Inc. The Corporation filed a Certificate of Conversion along with a Certificate of Incorporation converting from a limited liability company to a corporation under the name of Regenerex, Inc. on October 30, 2018. The Corporation filed an Amended and Restated Certificate of Incorporation under the name Regenerex, Inc. on November 1, 2018. The name of the Corporation was further changed to Talaris Therapeutics, Inc. on March 6, 2019. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on September 22, 2020. A Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 11, 2021 (the “Charter”). Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Amendment (this “Amendment”) amends certain provisions of the Charter.

2. The Board of Directors of the Corporation duly adopted resolutions approving the Amendment, declaring the Amendment to be advisable and recommending for its approval by the stockholders of the Corporation at the Corporation’s special meeting of the stockholders in lieu of an annual meeting.

3. On October 17, 2023, the Corporation’s special meeting of the stockholders in lieu of an annual meeting was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the required number of shares were voted in favor of the Amendment.

4. The Charter is hereby amended by adding a new Article X to read in its entirety as follows:

“ARTICLE X.

To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any action brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Article X, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation.

1. Amendment or Modification. Any amendment, repeal or modification of this ARTICLE X by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as an Officer at the time of such amendment, repeal or modification.”

5. This Amendment shall become effective at 4:01 p.m. Eastern Time on October 19, 2023.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation as of October 19, 2023.

By:	/s/ Mary Kay Fenton
Name: Mary Kay Fenton
Title: Chief Financial Officer and Interim Chief Executive Officer and President

CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TALARIS THERAPEUTICS, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Talaris Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Talaris Therapeutics, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 30, 2018 (the “Original Certificate”). The name under which the Corporation filed the Original Certificate was Regenerex, Inc. The Corporation filed a Certificate of Conversion along with a Certificate of Incorporation converting from a limited liability company to a corporation under the name of Regenerex, Inc. on October 30, 2018. The Corporation filed an Amended and Restated Certificate of Incorporation under the name Regenerex, Inc. on November 1, 2018. The name of the Corporation was further changed to Talaris Therapeutics, Inc. on March 6, 2019. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on September 22, 2020. A Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 11, 2021 (as amended, the “Charter”). Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Amendment (this “Amendment”) amends certain provisions of the Charter.

2. The Board of Directors of the Corporation duly adopted resolutions approving the Amendment and declaring the Amendment to be advisable.

3. Article I of the Charter is hereby amended and restated in its entirety to read as follows:

“The name of the corporation is Tourmaline Bio, Inc. (the “Corporation”).”

4. All other references to “Talaris Therapeutics, Inc.” in the Charter shall be replaced with “Tourmaline Bio, Inc.”

5. This Amendment shall become effective at 4:03 p.m. Eastern Time on October 19, 2023.

IN WITNESS  WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation as of October 19, 2023.

By:	/s/ Mary Kay Fenton
	Name:	Mary Kay Fenton
	Title:	Chief Financial Officer and Interim Chief Executive Officer and President